Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220761

Prospectus Supplement
(To prospectus dated October 10, 2017)

NOVAN, INC.
10,550,000 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 8,054,652 Shares of Common Stock
Placement Agent Warrants to Purchase up to 558,140 Shares of Common Stock

We are offering 10,550,000 shares of common stock. Each share of common stock is being sold at a price of $0.43. We are also offering up to 558,140 shares of common stock issuable from time to time upon exercise of the placement agent warrants being offered by this prospectus supplement.

We are also offering pre-funded warrants to purchase up to an aggregate of 8,054,652 shares of common stock to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. Each pre-funded warrant is being sold at a price of $0.4299. Each pre-funded warrant will have an exercise price per share of common stock equal to $0.0001 and is exercisable at any time after its original issuance until exercised in full.

Our shares of common stock are listed on the Nasdaq Global Market under the symbol “NOVN.” There is no established trading market for the pre-funded warrants or the placement agent warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants or the placement agent warrants will be limited. On March 23, 2020, the last reported sale price of our shares of common stock, as reported on the Nasdaq Global Market, was $0.62 per share, and the average closing price of the Company’s common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of this prospectus was $0.4280.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

We are an “emerging growth company” under the applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary-Implications of Being an Emerging Growth Company.”

Our business and investment in our common stock and our pre-funded warrants involve risks that are described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$0.4300	$0.4299	$7,999,194.89
Placement Agent Fees (1)	$0.0301	$0.0301	$560,000.03
Proceeds, before expenses, to Novan, Inc. (2)	$0.3999	$0.3998	$7,439,194.86

(1)
In addition, we have also agreed to pay the placement agent a management fee of 1%, reimburse the placement agent for certain of its expenses and to grant warrants to purchase shares of common stock to the placement agent as described under the “Plan of Distribution” on page S-24 of this prospectus supplement.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants or placement agent warrants being issued in this offering.

Delivery of the shares of common stock will be made through the book-entry facilities of The Depository Trust Company. Delivery of the pre-funded warrants will be made by physical delivery. We anticipate that delivery of the shares of common stock and pre-funded warrants will be made on or about March 26, 2020, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 24, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock, pre-funded warrants and placement agent warrants we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock and warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock or pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock or pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Novan,” “NOVN,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Novan, Inc. and its subsidiaries, unless otherwise specified.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and may not contain all the information you should consider before investing in our common stock or pre-funded warrants. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus supplement beginning on page S-13 and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

Overview
We are a clinical development-stage biotechnology company focused on leveraging nitric oxide’s naturally occurring anti-viral, anti-bacterial, anti-fungal and immunomodulatory mechanisms of action to treat a range of diseases with significant unmet needs. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated product candidates.
The two key components of our nitric oxide platform are our proprietary Nitricil technology, which drives the creation of new chemical entities, or NCEs, and our formulation science, both of which we use to tune our product candidates for specific indications. Our ability to deploy nitric oxide in a solid form, on demand and in localized formulations allows us the potential to improve patient outcomes in a variety of diseases.
We have advanced strategic development programs in the field of dermatology, while also further expanding the platform into women’s health and gastroenterological, or GI, therapeutic areas. We have clinical-stage dermatology drug candidates with multi-factorial (SB204), anti-viral (SB206), anti-fungal (SB208) and anti-inflammatory (SB414) mechanisms of action. We have recently introduced SB207 as a possible product candidate for additional anti-viral programs. During 2019, our clinical-stage development efforts were focused on our molluscum contagiosum (SB206) and atopic dermatitis (SB414) programs. We also conducted preclinical work on NCEs and formulations for the treatment of human papilloma virus, or HPV, related illnesses in the women’s health field (WH504 and WH602) and inflammatory diseases in the GI field. During 2020, we intend to focus our clinical-stage development efforts on our molluscum contagiosum (SB206) program, subject to available capital and regulatory feedback. All other clinical-stage programs are currently on hold.
Further advancement of the molluscum contagiosum (SB206) program, or any other program across our platform, is dependent upon our ability to access additional capital. Additional capital may potentially include (i) non-dilutive sources, such as partnerships, collaborations, licensing, grants or other strategic relationships; or (ii) equity or debt financings. Any issuance of equity or debt that could be convertible into equity would result in significant dilution to our existing stockholders. We intend to pursue financing which may be dilutive, non-dilutive or both, in the near future. We intend to utilize one or more financial advisors to assist in the pursuit of optimal capital sourcing pathways, including those that are strategic in nature and center around our late-stage assets, and the broader dermatology platform and underlying Nitricil technology, as well as exploring other potential sources of financing and strategic alternatives. Please refer to “Liquidity and Capital Resources” for further discussion of our current liquidity and our future funding needs.
Key Clinical Stage Product Candidate Development Updates
SB206, a Topical Anti-viral Treatment for Viral Skin Infections
We are developing SB206 as a topical anti-viral gel for the treatment of viral skin infections, with a current focus on molluscum contagiosum, or molluscum. Molluscum is a contagious skin infection caused by the molluscipoxvirus. Molluscum affects up to six million people in the U.S. annually. The greatest incidence is in children aged one to 14 years. The average time to resolution is 13 months, however, 13% of children experience lesions that may not resolve in 24 months. There is no FDA-approved treatment for molluscum. More than half of patients diagnosed with the infection are untreated. The majority of patients that receive treatment are treated with painful procedures and the remaining are often prescribed products indicated for the treatment of external genital warts.

We believed that observational learnings from an in-licensed topical nitric oxide technology study showing clinically meaningful complete clearance rates of baseline molluscum lesions, combined with our SB206 program knowledge, provided a logical pathway for SB206 development in the molluscum indication. We submitted an investigational new drug application, or IND, to the FDA in December 2017 and initiated a Phase 2 clinical trial utilizing SB206 for the treatment of molluscum in the first quarter of 2018. The Phase 2 multi-center, randomized, double-blind, vehicle-controlled, ascending dose clinical trial evaluated the efficacy, safety and tolerability of SB206 in 256 patients, ages 2 and above, with molluscum. Patients were treated with one of three concentrations of SB206 or vehicle for up to 12 weeks. The primary endpoint was the proportion of patients achieving complete clearance of all molluscum lesions at Week 12. We announced top-line results from this Phase 2 clinical trial in the fourth quarter of 2018. SB206 demonstrated statistically significant results in the clearance of all molluscum lesions at Week 12, with signs of efficacy evident as early as Week 2 with the 12% once-daily dose. The safety and tolerability profiles were favorable overall with no serious adverse events reported, including the most effective dose, SB206 12% once-daily.
With the full results from this Phase 2 trial made available, we held an end-of-Phase 2 (Type B) meeting with the FDA in early March 2019. Based on this meeting and the written minutes received, we commenced the Phase 3 development program for molluscum, primarily comprised of two pivotal clinical trials, in the second quarter of 2019 with SB206 12% once-daily as the active treatment arm. The “B-SIMPLE” (Berdazimer Sodium In Molluscum Patients with Lesions) Phase 3 pivotal trials consisted of two (B-SIMPLE1 and B-SIMPLE2) multi-center, randomized, double-blind, vehicle-controlled studies to evaluate the efficacy and safety of SB206 12% once-daily in approximately 680 patients (2:1 active:vehicle randomization), ages 6 months and above, with molluscum. Patients were treated once-daily with SB206 12% or Vehicle Gel once daily for a minimum of 4 weeks and up to 12 weeks to all treatable lesions (baseline and new). There were visits at Screening/Baseline, Week 2, Week 4, Week 8, Week 12 and a safety follow-up at Week 24. The primary endpoint was the proportion of patients achieving complete clearance of all molluscum lesions at Week 12. Both Phase 3 pivotal trials began dosing patients in June 2019 and we completed patient recruitment in August 2019. Top-line efficacy results from the Phase 3 trials were announced in January 2020.
SB206 did not achieve statistically significant results in the primary endpoint in both trials, which was the complete clearance of all molluscum lesions at Week 12. In B-SIMPLE2, SB206 was near statistical significance for the primary endpoint (p=0.062), and was statistically significant for the secondary endpoint, the complete clearance of all lesions at Week 8 (p=0.028), and all other pre-specified sensitivity analyses. We believe this confirms the robustness of the data in the B-SIMPLE2 trial. While the B-SIMPLE1 trial was not statistically significant for the primary endpoint (p=0.375) nor the secondary endpoint (p=0.202), all other pre-specified analyses trended in the same direction of improved treatment effect as the B-SIMPLE2 results.
In addition, the results of a statistical test of heterogeneity support that the two pivotal trials are not different from each other. Across both studies, the primary analysis odds ratio and standard error point estimates were similar and in a consistent direction with overlapping 95% confidence intervals. These statistical results are supported by an integrated analysis of the two pivotal trials, which demonstrated statistically significant complete clearance rates at Week 12 for SB206 (p=0.049). These additional analyses do not change the outcome of either B-SIMPLE trial, and the FDA may disagree with our conclusions from these analyses. P-value is a conventional statistical method for measuring the statistical significance of clinical results. A p-value of less than 0.050 is generally considered to represent statistical significance, meaning that there is a less than five percent likelihood that the observed results occurred by chance.
The last subject completed their final visit as part of the ongoing safety evaluation through Week 24 in February 2020 with the safety and scarring data made available in March 2020. The treatment emergent adverse events (“TEAEs”) profile of SB206 through the Week-24 visit was found to be favorable and was very similar between the two studies. The TEAEs reported in greater than 5% of subjects in the SB206 treated groups were application site pain and application site erythema, with the majority of these TEAEs being mild or moderate by severity. Study drug discontinuations in the SB206 treatment arm were all due to application site reactions and no treatment-related serious adverse events were reported across both studies.
Scar formation was assessed by the investigator, regardless of the size of the scar, throughout the study for TEAEs, as well as occurrence. The TEAE for scarring was higher in vehicle group in both studies: B-SIMPLE1 (7.8% in vehicle vs. 2.6% in SB206) and B-SIMPLE2 (through the Week 24 visit when compared to vehicle).

Based on the results of the Phase 3 pivotal trials, discussed above, we target commencing an additional confirmatory Phase 3 trial in the second quarter of 2020, subject to additional funding and feedback from a Type C meeting with the FDA scheduled for April 1, 2020. If during this meeting the FDA disagrees with our conclusions that one additional confirmatory Phase 3 trial is needed for SB206, or if the FDA’s feedback lacks clarity and creates uncertainty around the required clinical development pathway for SB206, two Phase 3 pivotal trials may be needed and the resulting cost to complete the clinical development of SB206 may increase significantly. As a result, we may not be able to obtain sufficient additional financing to advance the SB206 product candidate.
Execution of remaining Phase 3 pivotal development program activities for SB206 in molluscum continues with the completion of ancillary trials targeted prior to or during the second quarter of 2020.
SB414, a Topical Cream for the Treatment of Inflammatory Skin Diseases
In 2018, we completed two complementary Phase 1b clinical trials with SB414 in patients with atopic dermatitis and psoriasis. The design of these complementary trials was to evaluate the safety, tolerability and pharmacokinetics of SB414. The trials were also designed to assess overall and specific target engagement through a reduction of key inflammatory biomarkers, also known as pharmacodynamic assessment.
Atopic Dermatitis
We initiated a Phase 1b trial with SB414 in adults with mild-to-moderate atopic dermatitis in December 2017. In the Phase 1b trial, 48 adults with mild-to-moderate atopic dermatitis with up to 30% body surface area at baseline, were randomized to receive one of 2% SB414 cream, 6% SB414 cream, or vehicle, twice daily for two weeks. In the complementary Phase 1b trial for mild-to-moderate chronic plaque psoriasis, 36 adults received SB414 6% cream or vehicle twice daily for four weeks.
We received and analyzed the preliminary top line results from the Phase 1b clinical trials during the second and third quarters of 2018. In the atopic dermatitis trial, biomarkers from the Th2, Th17 and Th22 inflammatory pathways known to be highly relevant and indicative of atopic dermatitis, including Interleukin-13, or IL-13, IL-4R, IL-5, IL-17A and IL-22, were downregulated after two weeks of treatment with SB414 2%. The changes in Th2 and Th22 biomarkers and clinical efficacy assessed as the percent change in Eczema Area Severity Index scores were highly correlated in the SB414 2% group. Additionally, the proportion of patients achieving a greater than or equal to 3-point improvement on the pruritus (itch) numeric rating scale after two weeks of treatment was greater for patients treated with SB414 2% compared to patients treated with vehicle.
The 2% or 6% doses of SB414 in the trial did not result in any serious adverse events, and SB414 2% was more tolerable with no patients discontinuing treatment in the trial due to application site reactions. SB414 at the 6% dose was not consistently effective in reducing biomarkers across both the atopic dermatitis and psoriasis trials. This lack of consistent biomarker movement could potentially be explained by the increased irritation score experienced by patients treated with SB414 6%. Additionally, SB414 6% showed detectable systemic exposure in a subset of patients, which cleared in nearly all affected patients within 12 hours, in both the atopic dermatitis and psoriasis trials. Given the successful downregulation of key biomarkers, favorable tolerability and lack of systemic exposure with SB414 2%, we conducted non-clinical studies and completed our Phase 2 clinical development plan during 2019 to support a potential future Phase 2 clinical program launch. The SB414 program is currently on hold with further advancement subject to obtaining additional financing or strategic partnering.
Psoriasis
We initiated clinical development of SB414, our first use of our nitric oxide platform in the field of immunology by dosing the first patient in October 2017 in a Phase 1b clinical trial to evaluate SB414 in a cream for the treatment of psoriasis. Earlier in 2017, we presented mechanistic evidence for SB414, demonstrating a statistically significant reduction in composite psoriasis scores and an inhibition of IL-17A and IL-17F in an animal model.
In the Phase 1b trial for mild-to-moderate chronic plaque psoriasis, 36 adults received SB414 6% cream or vehicle twice daily for four weeks. We received and analyzed the preliminary top line results from this Phase 1b clinical trial during the second and third quarters of 2018. SB414 at the 6% dose did not result in any serious adverse events, but SB414 at the 6% dose was not consistently effective in reducing biomarkers across the trial. This lack of consistent biomarker movement could potentially be explained by the increased irritation score experienced by patients treated with SB414 6%. Additionally, SB414 6% showed detectable systemic exposure in a subset of patients, which cleared in nearly all affected patients within 12 hours. Based on the results of the Phase 1b trial in psoriasis, we will potentially explore the use of lower doses of SB414 in psoriasis, subject to obtaining additional financing or strategic partnering.
SB204, for the Treatment of Acne Vulgaris
In the second quarter of 2018, we conducted a Type C meeting to further discuss the path forward for our SB204 candidate and possible Phase 3 programs for the treatment of acne vulgaris with the FDA, and the potential for proceeding with a more narrowly defined patient segmentation. In that meeting, our focus was centered specifically on the severe patient population. In the third quarter of 2018, the FDA provided feedback in their minutes on two paths forward for the acne indication, confirming the need for one additional pivotal trial for moderate-to-severe acne patients prior to a NDA submission or, as an alternative, additional preliminary trials for a severe-only patient population.
Following receipt of FDA feedback via written minutes, we have determined that the most pragmatic development pathway for us will be to conduct one additional pivotal Phase 3 trial in moderate-to-severe acne patients. We have completed our clinical development plan for this additional trial, and further advancement of this program is subject to obtaining additional financing or strategic partnering.
Key Preclinical Stage Product Candidate Development Updates
Expansion of Nitric Oxide Platform
In December 2019, we received written responses in response to a pre-IND meeting request with the FDA for a new anti-viral product candidate, SB207. We have identified targeted viral opportunities of high unmet need where we believe our nitric oxide releasing technology could provide clinical benefit to patients. The SB207 product candidate incorporates our existing drug substance, berdazimer sodium (NVN1000), with a new formulation specifically engineered for a number of anti-viral programs. Based on FDA responses provided December 2019, we have determined that further advancement of SB207 is subject to further evaluation of clinical plans and securing funding.
Advancement in Women’s Health
In August 2019, we received a Phase 1 Federal grant of approximately $0.2 million from the National Institutes of Health. The funds are to be used to advance formulation development of a nitric oxide-containing intravaginal gel (WH602) designed to treat high-risk human papillomavirus, or HPV, infections that can lead to cervical intraepithelial neoplasia, or CIN. The specific focus is to ensure the nitric oxide delivery from the gel replicates doses of nitric oxide previously demonstrated to be effective against HPV in our clinical and in vitro studies.
In February 2020, following the successful progression of Phase 1, we were awarded a Phase 2 federal grant of approximately $1.0 million from the NIH that will enable the conduct of IND-enabling toxicology and pharmacology studies and other preclinical activity with respect to WH602. We may be eligible to receive an additional $0.5 million in funding as part of this Phase 2 grant, subject to availability of NIH funds and satisfactory progress of the project during the initial 12-month term.
In September 2019, we received a Federal grant from the U.S. Department of Defense’s, or DoD, Congressionally Directed Medical Research Programs, or CDMRP, of approximately $1.1 million as part of its Peer Reviewed Cancer Research Program. The grant will support the development of a non-gel formulation product candidate (WH504) designed to treat high-risk HPV infections that can lead to CIN, with well-characterized physical chemical properties suitable for intravaginal administration. In addition, the grant will support the evaluation of the effect of varying concentrations and treatment durations of berdazimer sodium (NVN1000) against HPV-18 in human raft cell culture in vitro studies. This targeted research aims to create a disease-altering treatment that could be used upon detection and the early signs of high-risk HPV infection to intervene before progression to cervical cancer.
Under the terms of the aforementioned NIH and DoD grants, we are entitled to receive the grant funds in the form of periodic reimbursements of our allowable direct expenses, allocated overhead, general and administrative expenses and payment of other specified amounts.

These product candidates currently in development together represent the core of our Women’s Health business unit. This unit has continued to be supported through a collaboration with Health Decisions, Inc., or Health Decisions.
Addition of Gastrointestinal Disease as a Therapeutic Focus
In January 2019, we announced the addition of GI diseases as a therapeutic focus area as part of our overall science and business strategy. This decision is based on the connection between the multi-factorial pathologies of GI diseases and the demonstrable anti-microbial and anti-inflammatory properties of Novan’s nitric oxide technology. Nitric oxide produced in the GI tract regulates many of its functions including the secretion of mucous for protection against physical, chemical, and microbial injury, perfusion of blood through the GI tissue, mitigation of white blood cell adherence to GI tissue to protect from injury and the healing and repair of ulcers. We believe that our initial expansion into GI will require minimal investment due to our ability to leverage current technology, experience and assets.
Business Updates
Confidentiality Marketed Public Offering
On February 27, 2020, we entered into an Underwriting Agreement, the Underwriting Agreement, with H.C. Wainwright & Co., LLC, or Wainwright, relating to the offering, issuance and sale of 18,333,334 shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) and accompanying common warrants to purchase up to an aggregate of 18,333,334 shares of common stock, or the “2020 CMPO”. The combined price to the public in this offering for each share of common stock and accompanying common warrant was $0.30, and the combined price to the public in this offering for each pre-funded warrant and accompanying common warrant was $0.2999. Each pre-funded warrant has an exercise price of $0.0001 per share. The pre-funded warrants are exercisable immediately upon issuance until all of the pre-funded warrants are exercised in full. Each common warrant is immediately exercisable and has an exercise price of $0.30 per share and will expire five years from the date of issuance. This offering also related to the shares of common stock issuable upon exercise of the common warrants, pre-funded warrants and underwriter warrants (described below) sold in the offering, collectively referred to herein as the 2020 CMPO Warrants. The 2020 CMPO Warrants are subject to certain limitations on beneficial ownership. There is no established public trading market for the 2020 CMPO Warrants and the Company does not expect a market to develop. The 2020 CMPO closed on March 3, 2020.
We also granted Wainwright a 30-day option to purchase up to 2,750,000 additional shares of common stock and/or common warrants to purchase up to an aggregate of 2,750,000 shares of common stock, which Wainwright partially exercised on March 2, 2020 to purchase 1,498,602 shares of common stock and common warrants to purchase 2,750,000 shares of common stock.
The net proceeds from the 2020 CMPO were approximately $5.1 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds that we have and may receive upon exercise of the 2020 CMPO Warrants.
We also issued to Wainwright (and its designees) warrants to purchase an aggregate of up to 594,958 shares (subject to adjustment for any further exercise of Wainwright’s option to purchase additional shares of common stock), representing 3.0% of the aggregate number of shares sold and shares underlying the pre-funded warrants sold in the 2020 CMPO. The underwriter warrants have substantially the same terms as the terms of the common warrants, except that the exercise price per share is $0.375, which is equal to 125% of the public offering price per share for the shares of common stock and accompanying common warrants sold in the 2020 CMPO, and a term of five years from the date of issuance.
Common Stock Purchase Agreement and Registration Rights Agreement with Aspire Capital Fund, LLC
On August 30, 2019, we entered into the Aspire Common Stock Purchase Agreement with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $25.0 million of shares of our common stock at our request from time to time during the 30-month term of the Aspire Common Stock Purchase Agreement. The aggregate amount that we may raise through sales of common stock under the Aspire Common Stock Purchase Agreement is subject to certain limitations including, but not limited to: (i) the number of shares that may be sold will be limited to 5,211,339 shares, representing 19.99% of our outstanding shares of common stock on August 30, 2019, if the average price paid for all shares issued under the agreement is less than $2.17; and (ii) on any purchase date, the closing sale price of our common stock must be greater than or equal to $0.25. As of December 31, 2019, we had sold an aggregate of 300,000 shares of common stock at an average price of $2.49 per share under the Aspire Common Stock Purchase Agreement. As of January 31, 2020, we had sold an aggregate of 1,000,000 shares of common stock at an average price of $1.19 per share under the Aspire Common Stock Purchase Agreement. These amounts, combined with the 345,622 shares issued as part of the commitment fee related to the agreement’s execution, leads to a total of 1,345,622 shares issued to Aspire Capital under the agreement as of January 31, 2020.
Concurrently with entering into the Aspire Common Stock Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, or the Registration Rights Agreement, in which we agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act of 1933, as amended, or the Securities Act, registering the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Aspire Common Stock Purchase Agreement. On September 16, 2019, we filed with the Securities and Exchange Commission, or the SEC, a prospectus to our effective Registration Statement on Form S-1 (File No. 333-233632) registering 7,032,630 shares of common stock that have been and may be offered to Aspire Capital from time to time under the Aspire Common Stock Purchase Agreement.
There are no trading volume requirements or restrictions under the Aspire Common Stock Purchase Agreement, and we will control the timing and amount of sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we may direct in accordance with the Aspire Common Stock Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financing transactions, rights of first refusal, participation rights, penalties or liquidated damages in the Aspire Common Stock Purchase Agreement. In consideration for entering into the Aspire Common Stock Purchase Agreement, concurrently with the execution of the Aspire Common Stock Purchase Agreement, we issued to Aspire Capital 345,622 shares of our common stock as part of the commitment fee. The Aspire Common Stock Purchase Agreement may be terminated by us any time, at our discretion, without any penalty or additional cost to us. Any proceeds we receive under the Aspire Common Stock Purchase Agreement are expected to be used for working capital and general corporate purposes.
Royalty and Milestone Payments Purchase Agreement with Reedy Creek Investments LLC
On April 29, 2019, we entered into the Purchase Agreement with Reedy Creek, pursuant to which Reedy Creek provided us funding in an initial amount of $25.0 million, which we will use primarily to pursue the development, regulatory approval and commercialization (including through out-license agreements and other third-party arrangements) activities for SB206, for the treatment of molluscum, and advancing programmatically other activities with respect to SB414, for atopic dermatitis, and SB204, for acne. Reedy Creek was to provide $10.0 million of additional funding contingent upon our achievement of SB206 clinical trial success, defined as (i) the achievement, no later than March 31, 2020, of statistically significant rates of complete clearance of lesions for molluscum contagiosum in humans at week 12 in each of the two Phase 3 clinical trials or any other primary endpoint required or accepted by the FDA for the SB206 product; or (ii) equivalent achievement (as agreed upon by the parties). Based on the top line efficacy results from the Phase 3 SB206 program released in January 2020, we understand that Reedy Creek will not be paying us the contingent $10.0 million of additional funding.
Pursuant to the Purchase Agreement, we will pay Reedy Creek ongoing quarterly payments, calculated based on an applicable percentage per product of any upfront fees, milestone payments, royalty payments or equivalent payments received by us pursuant to any out-license agreement for SB204, SB206 and SB414 in the United States, Mexico or Canada, net of any upfront fees, milestone payments, royalty payments or equivalent payments paid by us to third parties pursuant to any agreements under which we have in-licensed intellectual property with respect to such products.
The applicable percentage used for determining the ongoing quarterly payments, applied to amounts received directly by us pursuant to any out-license agreement for each product, ranges from 10% for SB206 to 20% for SB414 and SB204. However, the agreement provides that the applicable percentage for each product will be 25% for fees or milestone payments received by us (but not royalty payments received by us) until Reedy Creek has received payments under the Purchase Agreement equal to the total funding amount provided by Reedy Creek under the Purchase Agreement. If we decide to commercialize SB204, SB206 or SB414 on our own following regulatory approval, as opposed to commercializing through an out-license agreement or other third-party arrangement, we will be obligated to pay Reedy Creek a low single digits royalty on net sales of such products.
Development Funding and Royalties Agreement with Ligand Pharmaceuticals Incorporated
On May 4, 2019, we entered into the Funding Agreement, with Ligand, pursuant to which Ligand provided us funding of $12.0 million, which we used to pursue the development and regulatory approval of SB206, for the treatment of molluscum.
Pursuant to the Funding Agreement, we will pay Ligand up to $20.0 million in milestone payments upon the achievement by us of certain regulatory and commercial milestones associated with SB206 or any product that incorporates or uses NVN1000, the active pharmaceutical ingredient for our clinical stage product candidates, for the treatment of molluscum. In addition to the milestone payments, we will pay Ligand tiered royalties ranging from 7% to 10% based on annual aggregate net sales of such products in the United States, Mexico or Canada.
Drug Substance and Drug Product Agreements
On October 15, 2018, we established a strategic alliance with Orion Corporation, or Orion, a Finnish full-scale pharmaceutical company with broad experience in drug manufacturing. The alliance enables Orion to manufacture our topical nitric oxide-releasing product candidates on our behalf and on the behalf of our global strategic partners. We have executed a master contract manufacturing agreement to enable technology transfer and manufacturing of clinical trial materials for future clinical trials with our topical product candidates. We are engaged in the transfer of technology for the manufacture of both SB204 and SB206, and upon its completion intend for Orion to be able to manufacture the drug product, or the finished dosage form of the gel, in accordance with our established manufacturing processes, in compliance with applicable regulatory guidelines, as appropriate for clinical trials and alongside our current internal manufacturing capabilities. A completed manufacturing technology transfer to Orion will enable the manufacture of multiple assets for clinical trial materials and, potentially, commercial quantities. Importantly, this alliance is being structured to support major global markets in which we and our partners pursue regulatory approvals for our product candidates and complements our present internal capability.
In June 2019, we executed a master contract manufacturing agreement with a full-scale active pharmaceutical ingredient, or API, manufacturer. The agreement established an operating and business relationship for this manufacturer to become the primary external supplier of our proprietary berdazimer sodium (NVN1000) drug substance. Also incorporated in the agreement is the process and analytical method transfer necessary to advance the production of our berdazimer sodium (NVN1000) drug substance for future clinical trials and importantly, upon approval of any of our drug product candidates, for commercial purposes on a global basis. We are engaged in the transfer of the NVN1000 manufacturing technology and upon its completion intend for this API manufacturer to be able to manufacture NVN1000 in accordance with our established manufacturing processes, in compliance with applicable regulatory guidelines, as appropriate for clinical trials and alongside our current internal manufacturing capabilities.
The progression of the relationships with the aforementioned third-party manufacturers is integral to the advancement of our dermatological platform, including our SB206 molluscum program, by us or through partnerships, collaborations, licensing or other strategic relationships. This strategy includes an increased utilization of and reliance upon third-party vendors and strategic partners for the performance of activities, processes and services that (i) do not result in the generation of significant new intellectual property; and (ii) can leverage existing robust infrastructure, systems, and facilities as well as associated subject matter expertise. A parallel and inter-related strategic objective is to reduce our own internal resources, facilities and infrastructure capabilities that have historically performed such activities, processes and services. As part of our strategic objective to reduce our own internal resources, facilities and infrastructure capabilities, we took actions in February 2020 that are intended to reduce our internal resources from a total of 42 employees as of December 31, 2019 to a total of 28 employees as of April 1, 2020.
We believe this broad strategy can ultimately provide enhanced capabilities and operating efficiencies for us or any potential partnerships, collaborations, licensing or other strategic relationships. Although the third-party manufacturers are reducing their near-term activities and extending their time lines at our request in an effort to reduce our near-term cash utilization and extend our operating cash runway, we expect to incur certain incremental and discrete costs to effect this strategy upon resumption of the manufacturers’ transfer activities. Similarly, we expect to incur certain incremental and discrete costs as we seek to reduce our own internal resources, facilities, and infrastructure capabilities, including those actions we took in February 2020 to reduce our internal resources. We will need substantial additional funding to continue our operating activities, including these technical transfer projects and internal cost structure changes, and to make further advancements in our drug development programs.
Continued Nasdaq Listing Standards
On February 19, 2020, we received notice from the staff of the Nasdaq Stock Market LLC, or Nasdaq, notifying us that, for the prior 30 consecutive business days, the market value of our listed securities had been below the minimum $50.0 million requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). The staff also noted that we did not meet alternative requirements for satisfying continued listing criteria found in Nasdaq Listing Rule 5450(b)(3)(A). We have 180 calendar days, or until August 16, 2020, to regain compliance with the market value of listed securities requirement. If, at any time before August 16, 2020, the market value of our listed securities closes at $50.0 million or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification to us that we comply with the market value of listed securities requirement.
On February 19, 2020, we also received notice from the staff of Nasdaq notifying us that, for the prior 30 consecutive business days, the minimum bid price of our common stock had not exceeded $1.00 per share and that we were therefore not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1). We have 180 calendar days, or until August 16, 2020, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to August 16, 2020. We intend to continue to monitor the bid price levels for the common stock, and will consider appropriate alternatives to achieve compliance within the 180-day compliance period (or such subsequent date if the compliance period is extended).

Liquidity and Capital Resources
As of December 31, 2019, we had a total cash and cash equivalents balance of $13.7 million and positive working capital of $2.8 million. We expect that we will continue to incur substantial expenses as we continue, subject to additional funding and feedback from a Type C meeting with the FDA scheduled for April 1, 2020, to commence an additional confirmatory Phase 3 trial targeted in the second quarter of 2020 and fund our operations. At present, we have temporarily suspended development activities and taken measures to reduce our expenses. As a result, we need substantial additional funding to support our planned and future operating activities and make further advancements in our drug development programs. Adequate future funding may not be available to us on acceptable terms, or at all. The current market conditions and the current market value of our common stock may negatively impact funding options and the acceptability of funding terms. Additionally, we expect future advancement of our product candidates to occur after the formation of partnering, collaborations, licensing, grants or other strategic relationships or through equity or debt financings. Our failure to enter into such relationships, or our failure to obtain sufficient additional funds on acceptable terms as and when needed could cause us to alter or reduce our planned operating activities, including but not limited to delaying, reducing, terminating or eliminating planned product candidate development activities, to conserve our cash and cash equivalents or we may need to dissolve and liquidate our assets or seek protection under bankruptcy laws. Such actions could delay development timelines and have a material adverse effect on our business, results of operations, financial condition and market valuation. If we are forced to terminate or eliminate our product development programs, wind down our operations, liquidate or seek bankruptcy protection, it is unclear to what extent we will be able to pay our obligations, and, accordingly, it is further unclear whether and to what extent any resources would be available for distributions to our stockholders, whereby, our stockholders may lose some or all of their investment. If we are forced to terminate or eliminate our product development programs or pursue other strategic alternatives or corporate transactions, there can be no assurance that such actions would result in any additional stockholder value. Alternatively, we may seek to engage in one or more potential transactions, such as the sale of our company, or sale or divestiture of some of our assets, such as a sale of our dermatology platform assets, but there can be no assurance that we will be able to enter into such a transaction or transactions on a timely basis or at all or on terms that are favorable to us. As further discussed in our audited consolidated financial statements and related footnotes included in our Annual Report on Form 10-K, these matters raise substantial doubt about our ability to continue as a going concern.
Implications of Being an Emerging Growth Company
The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation arrangements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may choose to take advantage of some, all or none of these reduced burdens until we are no longer an emerging growth company. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year in which we have approximately $1.07 billion or more in annual gross revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of 2021.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended, or the Securities Act, declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standard. We have chosen to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.
Our Corporate Information
We were incorporated under the laws of the State of Delaware in 2006. Our principal executive office is located at 4105 Hopson Road, Morrisville, NC 27560, and our telephone number is 919-485-8080. Our corporate website is www.novan.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement or in deciding to purchase our common stock and pre-funded warrants.

The Offering

Common stock offered by us	10,550,000 shares.

Pre-funded warrants offered by us
Pre-funded warrants to purchase up to an aggregate of 8,054,652 shares of common stock. We are offering the pre-funded warrants to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Each pre-funded warrant is exercisable for one share of common stock. Each pre-funded warrant is being sold at a price of $0.4299. Each pre-funded warrant will have an exercise price per share of common stock of $0.0001, and will be immediately exercisable and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein.

For further information on the pre-funded warrants, see “Description of the Securities We Are Offering-Pre-Funded Warrants.”

Placement agent warrants issued by us
We will also issue placement agent warrants to purchase up to 558,140 shares of common stock to the placement agent (or its designees) as part of the compensation payable to the placement agent in connection with this offering. The exercise price per share will be $0.5375 (equal to 125% of the offering price per share for the shares of common stock sold in this offering) and the placement agent warrants have a term of five years from the date of effectiveness of this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the placement agent warrants.

For further information on the placement agent warrants, see “Description of the Securities We Are Offering-Placement Agent Warrants.”

Common stock to be outstanding immediately after this offering	75,416,388 shares, assuming all of the pre-funded warrants issued in this offering are exercised but that none of the placement agent warrants are exercised.

Use of proceeds
We estimate that our net proceeds from our issuance and sale of 10,550,000 shares of our common stock and pre-funded warrants to purchase 8,054,652 shares of common stock in this offering will be approximately $7.2 million, after deducting the placement agent fees and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the pre-funded warrants issued pursuant to this offering.

We currently intend to use the net proceeds from this offering, together with existing cash, to fund research and development program activities, including to support the start-up activities of a confirmatory Phase 3 clinical trial for our SB206 molluscum contagiosum program pending feedback from the FDA Type-C meeting on April 1, 2020, and for general corporate purposes, including general and administrative expenses, capital expenditures and working capital.

Risk factors	See “Risk Factors” in this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock and pre-funded warrants.

Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.” The shares of common stock offered hereby and the shares of common stock issuable upon exercise of the pre-funded warrants will be listed on the Nasdaq Global Market. We do not intend to list the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Dividend policy
We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Our future ability to pay cash dividends on our capital stock may be limited by the terms of any future debt or preferred securities or future credit facility.

The number of shares of our common stock to be outstanding after the offering is based on 56,811,736 shares of our common stock outstanding as of March 23, 2020 and excludes the following:

•	2,147,303 shares of common stock issuable upon the exercise of outstanding options as of March 23, 2020, having a weighted average exercise price of $3.29 per share;

•	22,133,292 shares of common stock issuable upon the exercise of outstanding warrants as of March 23, 2020, having a weighted average exercise price of $2.27 per share;

•	600,000 shares of common stock issuable upon the exercise of outstanding stock appreciation rights, or SARs, as of March 23, 2020, having an exercise price of $0.82 per share;

•	405,463 shares of common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan; and

•	558,140 shares of common stock, issuable upon exercise of warrants to be issued to the placement agent at an exercise price of 125% of the public offering price as described in “Plan of Distribution.”
Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) no exercise of options or stock appreciation rights issued under our equity incentive plans and (ii) no exercise of the placement agent warrants to be issued to the placement in connection with this offering.

RISK FACTORS
An investment in our common stock and pre-funded warrants involves risks. You should carefully consider the risk factors described below and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the common stock and pre-funded warrants.

Risks Related to This Offering

We will need to raise substantial additional capital in the future to fund our operations and you may experience further dilution if we issue additional equity securities in future fundraising transactions.
We will need to raise substantial additional capital in the future to fund our operations. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding stock options and warrants may result in further dilution of your investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.
In addition, the net proceeds from this offering may not be sufficient for our anticipated uses, and we will need additional resources to complete the confirmatory Phase 3 clinical trial for our SB206 molluscum contagiosum program we are planning (pending feedback from the FDA Type-C meeting on April 1, 2020) and to progress the development of our other product candidates. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.
If you purchase shares of common stock or pre-funded warrants in this offering, you will suffer immediate and substantial dilution of your investment.
Because the effective price per share of common stock being offered may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the effective offering price you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. As of December 31, 2019 (after giving effect to the proceeds of the issuance of shares of common stock and the exercise of a certain number of warrants issued in connection with the 2020 CMPO as if those actions had occurred as of December 31, 2019) would have been approximately $(15,886,000), or $(0.28) per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page S-19 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.
The exercise of outstanding warrants and equity awards will have a dilutive effect on the percentage ownership of our capital stock by existing stockholders.
As of March 23, 2020, we had outstanding warrants to acquire 22,133,292 shares of our common stock, options to purchase 2,147,303 shares of our common stock, and stock appreciation rights to purchase 600,000 shares of our common stock. The expiration of the terms of such stock appreciation rights, options and warrants range from approximately two to ten years. A significant number of such warrants are out of the money, but the holders have the right to effect a cashless exercise of such warrants. If a significant number of such warrants and options are exercised by the holders, the percentage of our common stock owned by our existing stockholders will be diluted.

There is no established public trading market for the placement agent warrants or pre-funded warrants being offered in this offering.
There is no established public trading market for the placement agent warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list such warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the placement agent warrants and pre-funded warrants will be limited.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.
We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain, if any, for the foreseeable future.
Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees or agents.
Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. These choice of forum provisions do not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our choice of forum provisions will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or agents, which may discourage lawsuits against us and our directors, officers and other employees or agents.
If a court were to find the choice of forum provision contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

We face potential business disruption and related risks resulting from the COVID-19 pandemic which could have a material adverse effect on our business.
In December 2019, a novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes novel coronavirus disease 2019 (“COVID-19”), was reported to have surfaced in Wuhan, China, and has reached multiple other regions and countries, including the United States and, more specifically, Morrisville, North Carolina, where our primary office is located.
The timetable for development of our product candidates will likely be disrupted and our business could be materially adversely affected by the recent outbreak of COVID-19. The spread of COVID-19 from China to other countries resulted in the Director General of the World Health Organization declaring COVID-19 a pandemic on March 11, 2020. International stock markets have begun to reflect the uncertainty associated with the slow-down in economies worldwide, and the significant declines in the United States’ stock market at the end of February and throughout March 2020 have been largely attributed to the effects of and uncertainties presented by COVID-19. The worldwide response to COVID-19 is evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions, and other public health safety measures. We are still assessing our business plans and the impact COVID-19 may have on our daily operations, our ability to conduct our planned preclinical studies and clinical trials, which also remain subject to available funding and regulatory feedback, including our ability to recruit patients to participate in clinical trials and access sites and investigators to conduct our clinical trials, and our ability to rely on our current and future third-party relationships (including with third-party manufacturers, vendors, and strategic partners). There can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. For example, COVID-19 could delay the planned commencement of an additional SB206 confirmatory Phase 3 trial currently targeted in the second quarter of 2020 (which is also subject to additional funding and feedback from a Type C meeting with the FDA scheduled for April 1, 2020).
In addition, the spread of COVID-19 may already be impacting and may severely impact the trading price of shares of our common stock and could severely impact our ability to raise additional capital on a timely basis or at all.
The extent to which COVID-19 and global efforts to contain its spread will impact our business including our operations, preclinical studies, clinical trials, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity, and scope of the pandemic and the actions taken by other parties, such as governmental authorities, to contain and treat COVID-19.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “assume,” “contemplate,” “continue,” “due,” “goal,” “objective,” “plan,” “seek,” “target,” “expect,” “believe,” “anticipate,” “intend,” “positioned,” “may,” “will,” “would,” “could,” “should,” “potential,” “predict,” “project,” “estimate,” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are based upon information available to us as of the date hereof (or thereof, as applicable) and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements include statements about:

•	our plans to develop and commercialize our product candidates;

•	our plans to conduct clinical trials and preclinical studies and the timing thereof;

•	the timing of the availability of data from our clinical trials and preclinical studies;

•	our plans to enter into strategic partnerships for the development and commercialization of our product candidates

•	the timing of our regulatory filings for our product candidates;

•	the clinical utility, potential benefits and market acceptance of our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position; and

•	our estimates regarding future revenue, expenses, liquidity, capital requirements and our strategies and needs for additional financing.
Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, strategic partnerships, collaborations, joint ventures or investments that we may make or enter into. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those risks, uncertainties and assumptions described under the sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections elsewhere in this prospectus supplement, accompanying prospectus and the documents or reports incorporated herein by reference. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the risk factors and other information we describe in the reports we file from time to time with the SEC after the date of this prospectus supplement and incorporate by reference herein.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $7.2 million, after deducting the placement agent fees and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the pre-funded warrants offered and issued pursuant to this offering or the placement agent warrants. We cannot predict when or if the pre-funded warrants or the placement agent warrants will be exercised. It is possible that the placement agent warrants may expire and may never be exercised.
We currently intend to use the net proceeds from this offering, together with existing cash, to fund research and development program activities, including to support the start-up activities of a confirmatory Phase 3 clinical trial for our SB206 molluscum contagiosum program, pending feedback from the FDA Type-C meeting on April 1, 2020, and for general corporate purposes, including general and administrative expenses, capital expenditures and working capital. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including feedback we receive from the FDA following our April 1, 2020 Type C meeting with respect to SB206 for molluscum, the progress of our development activities, the status of and results from our clinical trials of our product candidates, our success in entering into strategic partnerships for the development and commercialization of our product candidates, and the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and our management will have broad discretion in the application of the net proceeds.
Pending the uses described above, we plan to invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, demand deposits, certificates of deposit or direct or guaranteed obligations of the U.S. government.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.”

As of March 23, 2020, there were approximately 130 stockholders of record of our common stock. Stockholders of record are those stockholders whose shares are registered in their names in our stock records and do not include beneficial owners of common stock whose shares are held in the names of brokers, dealers or clearing agencies.
DIVIDEND POLICY

We have never paid cash dividends and do not anticipate paying cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, applicable law and other factors our board of directors may deem relevant. Accordingly, we have not appointed any paying agent.
DILUTION

As of December 31, 2019 (after giving effect to the proceeds of the issuance of shares of common stock and the exercise of a certain number of warrants issued in connection with the 2020 CMPO as if those actions had occurred as of December 31, 2019) our net tangible book value would have been approximately $(15,886,000), or $(0.28) per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2019 (after giving effect to the issuance of shares of common stock and the exercise of a certain number of warrants issued in connection with the 2020 CMPO as if those actions had occurred as of December 31, 2019). Dilution with respect to net tangible book value per share represents the difference between the amount per share or pre-funded warrant paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 10,550,000 shares of our common stock in this offering at an offering price of $0.43 per share and pre-funded warrants to purchase 8,054,652 shares of common stock in this offering at a price of $0.4299 per pre-funded warrant, and after deducting placement agent fees and estimated offering expenses payable by us, assuming the exercise of all pre-funded warrants at the exercise price of $0.0001 per share of common stock, our as adjusted net tangible book value as of December 31, 2019 (after giving effect to the proceeds of the issuance of shares of common stock and the exercise of a certain number of warrants issued in connection with the 2020 CMPO as if those actions had occurred as of December 31, 2019) would have been approximately $(8,640,000), or $(0.12) per share of common stock (assuming 74,716,388 shares of common stock outstanding as of December 31, 2019 after giving effect to (i) the issuance of shares of common stock and the exercise of a certain number of warrants issued in connection with the 2020 CMPO and (ii) the issuance of 18,604,652 shares of common stock in this offering). This represents an immediate increase in net tangible book value of $0.16 per share to existing stockholders and immediate dilution of $0.55 per share to purchasers purchasing our securities in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Effective offering price per share		$0.43
Historical net tangible book value per share as of December 31, 2019 (after giving effect to the proceeds of the issuance of shares of common stock and the exercise of a certain number of warrants issued in connection with the 2020 CMPO as if those actions had occurred as of December 31, 2019)	$(0.28)
Increase in net tangible book value per share attributable to investors in this offering	0.16
As adjusted net tangible book value per share as of December 31, 2019 after giving effect of this offering		(0.12)
Dilution per share to investors in this offering		$0.55

The number of shares of our common stock to be outstanding after the offering is based on 56,111,736 shares of our common stock that would have been outstanding as of December 31, 2019 (26,734,800 shares of our common stock outstanding as of December 31, 2019, as adjusted to give effect to the issuance of 29,376,936 shares of common stock in connection with the 2020 CMPO, including the sale of shares of common stock and the exercise of a certain number of warrants) and excludes the following:

•	1,789,303 shares of common stock issuable upon the exercise of outstanding options as of December 31, 2019, having a weighted average exercise price of $3.89 per share;

•	10,000,000 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2019, having an exercise price of $4.66 per share;

•	1,000,000 shares of common stock issuable upon the exercise of outstanding stock appreciation rights, or SARs, as of December 31, 2019, having an exercise price of $3.80 per share;

•	388,463 shares of common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan;

•	594,958 shares of common stock issuable upon exercise of warrants to be issued to the underwriter at an exercise price of 125% of the 2020 CMPO public offering price; and

•	11,538,334 shares of common stock issuable upon the exercise of the remaining outstanding common warrants issued and sold in the 2020 CMPO at an exercise price of $0.30 per share.
Furthermore, we may choose to raise additional capital through the sale of equity or debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options, stock appreciation rights and warrants described above are exercised, new options are issued and exercised or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
In this offering, we are offering shares of our common stock, pre-funded warrants to purchase shares of common stock and placement agent warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the placement agent warrants and pre-funded warrants). No fractional warrants will be issued.
Common Stock
The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus. Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.” Our transfer agent is American Stock Transfer & Trust Company, LLC.

Pre-Funded Warrants
The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price
The pre-funded warrants offered hereby will have an exercise price of $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Pre-funded warrants will be issued in certificated form only.
Exercisability
The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers in this offering may also elect prior to the issuance of pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.
Cashless Exercise
If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act of 1933, as amended, or the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrant.

Fundamental Transactions
In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.
Transferability
In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of common stock, the holders of pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.

Placement Agent Warrants
The following is a summary of the material terms and provisions of the placement agent warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of placement agent warrant, which has been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of placement agent warrant for a complete description of the terms and conditions of the placement agent warrants.
Duration and Exercise Price
The placement agent warrants offered hereby will have an exercise price of $0.5375 per share. The placement agent warrants will be immediately exercisable and may be exercised until the fifth anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Placement agent warrants will be issued in certificated form only.
Exercisability
The placement agent warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s  warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers in this offering may also elect prior to the issuance of placement agent warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.
Cashless Exercise
If, at the time a holder exercises its placement agent warrants, a registration statement registering the issuance of the shares of common stock underlying the placement agent warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the placement agent warrant.
Fundamental Transactions
In the event of any fundamental transaction, as described in the placement agent warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a shares of common stock warrant, the holder will have the right to receive as alternative consideration, for each share of our shares of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the shares of common stock warrant is exercisable immediately prior to such event. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their warrants at their fair value using the Black Scholes option pricing formula.
Transferability
In accordance with its terms and subject to applicable laws, a placement agent warrant may be transferred at the option of the holder upon surrender of the placement agent warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the placement agent warrant. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for the placement agent warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the placement agent warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the placement agent warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the placement agent warrants or by virtue of the holders’ ownership of shares of common stock, the holders of placement agent warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such warrant holders exercise their placement agent warrants.

PLAN OF DISTRIBUTION
Pursuant to an engagement letter agreement dated February 12, 2020, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering of our shares of common stock and pre-funded warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our shares of common stock, and the placement agent will have no authority to bind us by virtue of the engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.
 The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.
 We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about March 26, 2020.
We have agreed to pay the placement agent a total cash fee equal to 7% of the gross proceeds of this offering. We will also pay the placement agent $25,000 for non-accountable expenses, a management fee equal to 1.0% of the gross proceeds raised in the offering, an expense allowance of $50,000 for legal fees and other out-of-pocket expenses and $12,900 for clearing fees. We estimate the total expenses payable by us for this offering will be approximately $753,000, which amount includes the placement agent’s fees and reimbursable expenses. In addition, we have agreed to issue to the placement agent warrants to purchase up to 3% of the aggregate number of shares of common stock or pre-funded warrants sold in this offering (18,604,652 shares of common stock or pre-funded warrants). The placement agent warrants will have an exercise price equal to $0.5375, or 125% of the offering price per share and will be exercisable for five years from the effective date of this offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.
 We have granted the placement agent a twelve-month right of first refusal to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us.
We have also agreed, in the purchase agreement, to a restriction on the issuance of any variable priced securities for 12 months following the closing of this offering, except that in the event that, after the 60th day following the date of the securities purchase agreement, the volume-weighted average price of our common stock is greater than $0.43 for five consecutive trading days, we will no longer be subject to this restriction. We have also agreed to a lock-up provision that prevents us from issuing any shares of common stock or any securities convertible into or exercisable or exchangeable into shares of common stock for a period of 30 days after the closing date of the offering.

We also have granted the placement agent a tail cash fee equal to 7% of the gross proceeds and warrants to purchase shares of common stock equal to 7% of the aggregate number of shares of common stock sold in any offering, within twelve months following the termination of the engagement letter, to investors whom the placement agent contacted or introduced to us directly or indirectly in connection with this offering.
 We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
 The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent has provided and may provide in the future various advisory, investment and commercial banking and other services to us, including acting as a financial advisor in connection with any business combination or strategic alternative, for which they have received and may continue to receive customary fees and commissions. The placement agent acted as our underwriter in connection with the public offering we consummated earlier in March 2020, for which it received compensation.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.
EXPERTS
The consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and accompanying prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public on our website at www.novan.com, and over the Internet at the SEC’s website at http://www.sec.gov. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement or accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement and the accompanying prospectus, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2020, February 4, 2020, February 6, 2020, March 3, 2020 and March 23, 2020; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina 27560
Telephone: (919) 485-8080
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

 Novan, Inc.
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
2,623,485 Shares
Common Stock
Offered by the Selling Stockholder

_____________________________

We may offer and sell up to $150,000,000 in the aggregate of the securities identified above, and the selling stockholder may offer and sell up to 2,623,485 shares in the aggregate of our common stock, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholder. We and the selling stockholder may offer securities at the same time or in separate transactions.
Each time we or the selling stockholder offers and sells securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.
The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. We may not sell any securities without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

_____________________________

Investing in our securities involves a high degree of risk. See the “Risk Factors” on page 3 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities. We may not use this prospectus to sell our securities unless accompanied by a prospectus supplement.
Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.” On September 29, 2017, the last reported sale price of our common stock on the Nasdaq Global Market was $5.61 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 10, 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 and the selling stockholder may sell up to 2,623,485 shares of common stock from time to time in one or more offerings as described in this prospectus. The selling stockholder, Malin Life Sciences Holdings Limited, our largest stockholder, requested that we register all of the shares presently held by the selling stockholder to facilitate the selling stockholder to utilize the shares as collateral. The selling stockholder represented to our board of directors that it has no present intention to sell its shares or monetize its shareholding but reserves its right to manage its balance sheet and equity positions going forward. The selling stockholder confirmed it remains supportive of the management team and board of Novan, the potential application of the underlying technology platform in broad dermatological indications and the value proposition of the Company.
Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also provide a prospectus supplement if the selling stockholder named herein sells securities. Additionally, we may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement provided may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Novan,” “NOVN,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Novan, Inc. and its subsidiary, unless otherwise specified.

THE COMPANY
We are a pharmaceutical company focused on redefining the standard of care in dermatology through the development and commercialization of innovative therapies using our nitric oxide platform. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated first-in-class product candidates. The two key components of our nitric oxide platform are our proprietary Nitricil technology, which drives the creation of new chemical entities, or NCEs, and our topical formulation science, both of which we use to tune our product candidates for specific indications. We believe that our ability to conveniently deploy nitric oxide on demand in topical formulations allows us the potential to significantly improve patient outcomes in a variety of dermatologic diseases.
Our portfolio includes the following four product candidates for dermatological conditions with significant unmet medical need, including development programs with antiviral, anti-inflammatory, and antifungal applications.

•
SB204 is a once-daily, topical monotherapy for treatment of acne vulgaris, a multifactorial disease with multiple aspects of the disease pathology (anti-inflammatory and antibacterial) treatable with SB204.

•
SB206 is a first-in-class, topical antiviral gel being developed for the treatment of viral skin infections, with a current focus on the treatment of genital and perianal warts caused by human papillomavirus, or HPV, and molluscum contagiosum, a contagious skin infection caused by the molluscipoxvirus.

•	SB414 is a topical cream-based product candidate being developed for the treatment of inflammatory skin diseases, with a current focus on the treatment of psoriasis and atopic dermatitis (eczema).

•	SB208 is a topical broad-spectrum antifungal gel for the treatment of fungal infections of the skin and nails, including athlete’s foot (tinea pedis) and fungal nail infections (onychomycosis).
We entered into a license agreement with Sato Pharmaceutical Co., Ltd. during the first quarter of 2017 for the exclusive right to develop, use and sell SB204 in certain topical dosage forms in Japan for the treatment of acne vulgaris.
We were incorporated under the laws of the State of Delaware in 2006. Our principal executive office is located at 4105 Hopson Road, Morrisville, NC 27560, and our telephone number is 919-485-8080.
Implications of being an Emerging Growth Company
The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation arrangements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may choose to take advantage of some, all or none of these reduced burdens until we are no longer an emerging growth company. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year in which we have approximately $1.07 billion or more in annual gross revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of the fiscal year ending after the fifth anniversary of the closing of our initial public offering.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended, or the Securities Act, declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standard. We have chosen to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including, among other things, research and development expenses and capital expenditures. We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholder.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities pursuant to our investment policy or apply them to the reduction of short-term indebtedness.
RATIO OF EARNINGS TO FIXED CHARGES
Any time debt securities or preferred securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges, or combined fixed charges and preference dividends to earnings, if applicable, on a historical basis in the applicable prospectus supplement, if required.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus and the documents incorporated by reference herein are based upon information available to us as of the date hereof (or thereof, as applicable) and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements include statements about:

•	our plans to develop and commercialize our product candidates;

•	the timing of initiation of our planned clinical trials;

•	the timing of the availability of data from our clinical trials;

•	the timing of our regulatory filings for our product candidates;

•	the clinical utility, potential benefits and market acceptance of our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position; and

•	our estimates regarding future revenue, expenses, capital requirements and our strategies and needs for additional financing.
Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus or the documents incorporated herein by reference may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those risks, uncertainties and assumptions described under the sections in our periodic report reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections elsewhere in this prospectus, any accompanying prospectus supplement and the documents or reports incorporated by reference in this prospectus. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus and incorporate herein by reference.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our restated certificate of incorporation and our amended and restated bylaws is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Our authorized capital stock consists of:

•	200,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.”
Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock
Under the terms of our restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors.
We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred shares of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.
Options
As of September 25, 2017, options to purchase an aggregate of 1,334,306 shares of our common stock were outstanding under our 2008 stock plan and 2016 incentive award plan.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Restated Certificate of Incorporation and Amended and Restated Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our board of directors, the chair of our board of directors, our president or our chief executive officer.
Our restated certificate of incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.
Our restated certificate of incorporation further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.
Finally, our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action.
The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
As used in this section only, “Novan,” “we,” “our” or “us” refer to Novan, Inc. excluding our subsidiary, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
The indenture does not limit the amount of debt securities that we can issue, and such debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•
if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, and premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Form, Exchange and Transfer
We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry Securities” below for a further description of the terms relating to any book-entry securities.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth below or in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Book-Entry Securities
The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.
Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.
Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.
Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.
A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.
Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indenture, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•
we are the surviving corporation or the successor person (if other than Novan) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 90 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 90-day period);

•	default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or Novan and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Novan;

•	any other Event of Default provided with respect to debt securities of that series that is described in any applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in any applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Novan.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in any applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.
SELLING STOCKHOLDER
This prospectus also relates to the possible resale by Malin Life Sciences Holdings Limited, who we refer to in this prospectus as the “selling stockholder,” of up to 2,623,485 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholder, our largest stockholder, requested that we register all of the shares presently held by the selling stockholder to facilitate the selling stockholder to utilize the shares as collateral. The selling stockholder represented to our board of directors that it has no present intention to sell its shares or monetize its shareholding but reserves its right to manage its balance sheet and equity positions going forward. The selling stockholder confirmed it remains supportive of the management team and board of Novan, the potential application of the underlying technology platform in broad dermatological indications and the value proposition of the Company.
The selling stockholder originally acquired 1,823,485 of the shares included in this prospectus in an offering of convertible preferred stock in March 2015, prior to the initial public offering (“IPO”) of our common stock. Upon completion of the IPO in September 2016, all outstanding shares of the convertible preferred stock automatically converted into shares of common stock. The selling stockholder acquired the remaining 800,000 shares included in this prospectus in the IPO. G. Kelly Martin served as an executive officer and a director of the selling stockholder and served as the chief executive officer and a director of Malin Corporation plc until October 1, 2017. The selling stockholder is a wholly owned subsidiary of Malin Corporation plc. Mr. Martin is also a member of our board of directors and is currently serving as our Interim Chief Executive Officer. Sean Murphy is an executive officer and a director of Malin Life Sciences Holdings Limited, is executive vice president of Malin Corporation plc and serves on our board of directors. Robert A. Ingram is a director of Malin Corporation plc and serves on our board of directors.
The table below sets forth information regarding the beneficial ownership of our common stock by the selling stockholder. The information regarding the selling stockholder’s beneficial ownership after the sales made pursuant to this prospectus assumes that all of the common stock subject to sale pursuant to this prospectus will have been sold and that the selling stockholder does not acquire any additional shares. Information in the table below, with respect to beneficial ownership, has been furnished by the selling stockholder.
Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of our common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which the selling stockholder provided the information set forth in the table below.
To our knowledge, the selling stockholder named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of shares shown represents the number of shares the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all shares that such stockholder has the right to acquire within 60 days after that date.

The percentages in the table below reflect beneficial ownership immediately prior to the date of this prospectus and immediately after the resale of all shares subject to resale pursuant to this prospectus as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 15,989,408 shares of our common stock outstanding as of the date of this prospectus.

	Amount and Nature of Beneficial Ownership
	Immediately Prior to this Prospectus		Number of Shares Subject to Resale Pursuant to this Prospectus	Immediately After Resale of All Shares Subject to Resale Pursuant to this Prospectus*
Selling stockholder	Shares Owned	Percentage		Shares Owned	Percentage
Malin Life Sciences Holdings Limited (1)	2,623,485	16.41%	2,623,485	0	0.00%

*
Assumes that the selling stockholder will sell all of its common stock subject to resale pursuant to this prospectus. There is no assurance that the selling stockholder will resell all or any of its common stock subject to resale pursuant to this prospectus.

(1)
Malin Life Sciences Holdings Limited is a wholly owned subsidiary of Malin Corporation plc. Malin Corporation plc may be deemed to beneficially own the shares and may be deemed to share voting and dispositive power over these shares. The executive officers of Malin Life Sciences Holdings Limited are Fiona Dunlevy, Adrian Howd, Darragh Lyons and Sean Murphy, and the executive officers of Malin Corporation plc are Adrian Howd and Darragh Lyons. Such executive officers may be deemed to be the beneficial owners of the shares held by Malin Life Sciences Holdings Limited. Messrs. Howd, Lyons, and Murphy and Mrs. Dunlevy disclaim beneficial ownership of the shares held by the Malin Life Sciences Holdings Limited, except to the extent of their pecuniary interest therein. The mailing address of Malin Life Sciences Holdings Limited is 2 Harbour Square, Crofton Road, Dun Laoghaire, Co., Dublin, Ireland.

PLAN OF DISTRIBUTION
We or the selling stockholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	at varying prices determined at the time of sale.
The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock by them covered by this prospectus.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling stockholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that the selling stockholder meets the criteria and conforms to the requirements of those provisions.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
LEGAL MATTERS
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Novan, Inc. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 16,713 shares of our common stock.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. Information we file with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.novan.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 20, 2017;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 12, 2017, and for the fiscal quarter ended June 30, 2017, filed with the SEC on August 11, 2017;

•	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2017 that are deemed “filed” with the SEC under the Exchange Act;

•	our Current Reports on Form 8-K filed with the SEC on January 17, 2017, March 22, 2017, May 5, 2017, June 5, 2017, June 9, 2017, June 29, 2017, August 18, 2017 and September 27, 2017; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina 27560
Telephone: (919) 485-8080
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

10,550,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 8,054,652 Shares
of Common Stock
Placement Agent Warrants to Purchase up to 558,140 Shares
of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is March 24, 2020